U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 1, 2004

COMMISSION FILE NUMBER: 000-21268

Americana Gold and Diamond Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

84-1023321
(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

4790 Caughlin Parkway #171
Reno, Nevada 89509-0907
TELEPHONE: 775 750 0450
FAX 775 746 3951
(ADDRESS AND PHONE NUMBER OF PRINCIPAL OFFICES)

Calle Los Laborarories
Torre Beta Piso 2 Office 208
Carcas Venezuela 1
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On July 1, 2004, the Registrant (“AGDM”) announced that it has closed on the acquisition of all of the issued and outstanding shares of common stock of Platinum Works, Inc.(“PWI”). The Agreement provides for the PWI shareholders to receive shares of common stock and warrants exercisable at various price levels in AGDM. AGDM originally entered into a Share Exchange Agreement on January 12, 2004 with Platinum Works and the Platinum Works shareholders. The Share Exchange Agreement was subsequently amended on June 22, 2004.

        The total number of shares of AGDM and AGDM warrants to be received by the PWI shareholders will be determined based upon the audited net book value of PWI as of June 30, 2004.

        There are no arrangements or understandings between AGDM and PWI with respect to the election of directors or other matters.

        There are no arrangements, known to the registrant, the operation of which may, at a subsequent date, result in a change in control of registrant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements of Businesses Acquired.

No financial statements are filed herewith. The Company will file all required financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

(b)     Pro forma financial information.

No pro forma financial statements are filed herewith. The Company will file all required pro forma financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

EXHIBITS

10.01    Share Exchange Agreement, dated January 12, 2004*

10.02    Amendment to Share Exchange Agreement, dated June 22, 2004**

  99.1    Press Release dated July 1, 2004

*Previously filed with the 8K on February 20, 2004
** Previously filed with the 8K on June 23, 2004

SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

DATED: July 7, 2004	Americana Gold and Diamond Holdings, Inc. By: /s/ Daniele L. Forigo Daniele L. Forigo President